Exhibit 99.1

OPENWAVE REPORTS SOLID THIRD QUARTER REVENUE AND EARNINGS

IN LINE WITH PROJECTIONS

REDWOOD CITY, Calif. — April 27, 2006 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its third fiscal quarter ended March 31, 2006 were $113.0 million, an increase of $6.7 million, or 6%, from $106.3 million during the March quarter in the preceding year, and an increase of $8.5 million, or 8%, from $104.5 million for the prior quarter ended December 31, 2005.

Net income on a GAAP basis for the third fiscal quarter ended March 31, 2006 was $9.6 million, or $0.10 per share, compared to a net loss of $2.6 million, or $0.04 per share, for the March quarter in the preceding year and a net income of $8.4 million, or $0.11 per share in the prior quarter.

Net income on a non-GAAP basis, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs and restructuring and related costs, for the third fiscal quarter ended March 31, 2006 was $21.8 million, or $0.21 per fully diluted share compared with $5.3 million, or $0.07 per diluted share, during the March quarter of the prior year and $19.3 million, or $0.22 fully per diluted share in the prior quarter. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

“I am pleased with the strong results of last quarter” said David Peterschmidt, president and CEO, Openwave. “Openwave is in the favorable position of leading an industry that wants to capitalize on key opportunities in the mobile and broadband markets, particularly as convergence becomes a reality and operators focus on delivering high value, personalized services. I look forward to working with our customers on long-term strategic relationships and collectively capitalizing on the market’s potential.”

At March 31, 2006, the Company had cash, cash equivalents, short-term and long-term investments totaling $501.6 million, of which $20.0 million is set aside as restricted cash.

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Page 2 of 8 — Openwave Reports Third Quarter Fiscal 2006

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal third quarter ended March 31, 2006. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at 877-502-9273 or 913-981-5582 (international). A replay of the conference call will be available for one week beginning at approximately 8:30 p.m. eastern time today by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 9619496.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs and restructuring and related costs from GAAP net income (loss). Management believes the presentation of this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s expenses and comparing them to the expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected operating results, primarily with a view to assessing ongoing expenses exclusive of specific, non-recurring transactions, as may be the case with our gain on sale of technology, restructuring and acquisition-related costs. Management uses the operating results exclusive of our equity-based compensation expense to compare our performance with the Company’s competitors or others. Management does so, in part, because of the divergence of opinion as to the best accounting method of equity compensation, notwithstanding the recent adoption of FAS 123R.

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Page 3 of 8 — Openwave Reports Second Quarter Fiscal 2006

This non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while some transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect new transactions, such as acquisitions or restructurings that will trigger similar expenses. Moreover, the Company expects in the future to incur additional equity-based compensation pursuant to FAS 123R as outstanding stock options and restricted stock continue to vest and as a result of the granting of additional equity compensation. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

Cautionary Note Regarding Forward Looking Statements

This release and the scheduled conference call contain forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) general risks associated with the development and licensing of software, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully manage and integrate Musiwave’s operations and employees, to successfully retain Musiwave’s existing customers, and to continue to grow the Musiwave customer base and revenue in accordance with projections; and (h) the ability to acquire additional companies and technologies that complement the Openwave business and to successfully integrate such acquisitions.

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Page 4 of 8 — Openwave Reports Third Quarter Fiscal 2006

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com

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© 2006 Openwave and the Openwave logo are trademarks and/or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS: Mike Bishop Director Investor Relations Openwave Systems Inc. (650) 480-4461	MEDIA CONTACTS: Hannah Summers Director, Public Relations Openwave Systems Inc. (650) 480-7119 Hannah.summers@openwave.com

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Page 5 of 8 — Openwave Reports Second Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	March 31, 2006	June 30, 2005
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$409,065	$236,555
Accounts receivable, net	157,505	136,865
Prepaid and other current assets	18,767	20,772

Total current assets	585,337	394,192
Property and equipment, net	18,826	16,765
Long-term investments	72,533	25,909
Restricted cash and investments	20,042	24,293
Goodwill	150,390	44,073
Intangibles, net and other assets	67,349	36,073

	$914,477	$541,305

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$16,618	$10,861
Accrued liabilities	68,435	54,429
Accrued restructuring costs	20,485	20,236
Deferred revenue	44,917	65,623

Total current liabilities	150,455	151,149
Accrued restructuring costs, less current portion	66,530	77,261
Deferred revenue, less current portion	3,215	3,408
Deferred rent obligations	961	691
Deferred tax liabilities, less current portion, net	10,728	5,025
Convertible subordinated notes, net	148,167	147,367

Total liabilities	380,056	384,901

Total stockholders’ equity	534,421	156,404

	$914,477	$541,305

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Page 6 of 8 — Openwave Reports Third Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005	March 31, 2006	March 31, 2005
Revenues:
License	$58,067	$50,033	$48,417	$156,814	$132,393
Maintenance and support services	22,733	24,259	24,460	71,380	68,805
Services	24,769	30,196	33,389	85,205	82,171
Content delivery	7,475	—	—	7,475	—

Total revenues	113,044	104,488	106,266	320,874	283,369

Cost of revenues:
License	1,727	1,343	408	5,290	1,579
Maintenance and support services	7,449	8,141	9,064	23,364	22,649
Services	19,706	20,443	23,414	61,612	58,161
Content delivery	3,965	—	—	3,965	—
Amortization of intangible assets	1,668	1,532	1,692	4,781	4,242

Total cost of revenues	34,515	31,459	34,578	99,012	86,631

Gross profit	78,529	73,029	71,688	221,862	196,738

Operating Expenses:
Research and development	21,696	21,186	25,519	67,037	70,014
Sales and marketing	33,487	28,978	26,416	91,971	75,214
General and administrative	17,151	17,392	12,740	52,206	35,548
Restructuring and other related costs	765	(1,370)	4,468	7,670	5,960
Acquisition-related costs and amortization	3,079	714	772	4,507	2,052
Gain on sale of technology and other	(3,800)	(3,250)	—	(11,349)	—

Total operating expenses	72,378	63,650	69,915	212,042	188,788

Operating income	6,151	9,379	1,773	9,820	7,950
Interest and other (expense), net	4,126	999	(1,397)	4,795	(40)
Impairment of non-marketable equity securities	—	(104)	—	(104)	—

Income before provision for income taxes	10,277	10,274	376	14,511	7,910
Income taxes	707	1,830	2,990	4,173	7,701

Net income (loss)	$9,570	$8,444	$(2,614)	$10,338	$209

Basic net income (loss) per share	$0.10	$0.11	$(0.04)	$0.13	$0.00

Diluted net income (loss) per share	$0.10	$0.11	$(0.04)	$0.13	$0.00

Shares used in computing basic net income (loss) per share	91,442	75,003	67,131	78,750	66,115
Shares used in computing diluted net income (loss) per share	95,044	79,433	67,131	82,217	69,775
Stock-based compensation by category:
Maintenance and support services	$205	$605	$—	$1,211	$—
Services	299	512	—	1,198	—
Research and development	1,164	2,116	189	5,308	397
Sales and marketing	5,917	4,203	272	14,685	773
General and administrative	3,073	3,875	550	9,771	1,667

	$10,658	$11,311	$1,011	$32,173	$2,837

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Page 7 of 8 — Openwave Reports Second Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO DILUTED NON-GAAP NET INCOME

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005	March 31, 2006	March 31, 2005
Reconciliation between GAAP net income (loss) and Non-GAAP:
Net income (loss)	$9,570	$8,444	$(2,614)	$10,338	$209
Exclude:
Restructuring and other related costs	765	(1,370)	4,468	7,670	5,960
Acquisition-related costs and amortization*	4,747	2,246	2,464	9,288	6,294
Amortization of stock-based compensation	10,658	11,311	1,011	32,173	2,837
Gain on sale of technology and other	(3,800)	(3,250)	—	(11,349)	—
Impairment of non-marketable equity securities	—	104	—	104	—
Acquisition-related hedging cost	—	495	—	672	—
Tax impact of the above reconciling items**	(1,392)	—	—	(1,392)	—

Non-GAAP net income - diluted	$20,548	$17,980	$5,329	$47,504	$15,300

Interest expense on convertible debt, if dilutive***	1,283	$1,283	$—	$3,848	$—

Numerator for diluted non-GAAP earnings per share	$21,831	$19,263	$5,329	$51,352	$15,300

Fully diluted net income (loss) per share	$0.09	$0.10	$(0.04)	$0.11	$—
Exclude:
Restructuring and other related costs	0.01	(0.02)	0.06	0.09	0.09
Amortization of acquisition-related intangibles and Holdback*	0.05	0.03	0.04	0.10	0.09
Amortization of stock-based compensation	0.10	0.13	0.01	0.36	0.04
Gain on sale of technology and other	(0.04)	(0.04)	—	(0.13)	—
Impairment of non-marketable equity securities	—	—	—	—	—
Acquisition-related hedging cost	—	0.01	—	0.01	—
Tax impact of above reconciling items**	(0.01)	—	—	(0.01)	—
Interest expense on convertible debt, if dilutive***	0.01	0.01	—	0.04	—

Non-GAAP net income per share - diluted	$0.21	$0.22	$0.07	$0.57	$0.22

Shares used in computing fully diluted earnings per share	103,197	87,587	71,245	90,371	69,775

*	Acquisition-related costs relates to contingent payments due in July 2008 related to the Musiwave acquisition. Amortization relates to acquired intangible assets.

**	Beginning in FY Q3 2006 with the Musiwave acquisition, the tax impact of reconciling items became material and therefore will be included in the non-GAAP reconciliation prospectively. The tax impact relates to amortization of acquisition-related intangibles.

***	The impact of an assumed conversion of convertible debt is included in the non-GAAP fully diluted calculation when its impact is dilutive to non-GAAP earnings per share.

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Page 8 of 8 — Openwave Reports Third Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005	March 31, 2006	March 31, 2005
Cash flows from operating activities:
Net income (loss)	$9,570	$8,444	$(2,614)	$10,338	$209
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization of intangibles and stock-based compensation	17,445	15,892	6,328	48,306	17,416
Accelerated depreciation on restructured property and equipment	—	—	4,468	414	5,273
Provision for doubtful accounts	147	26	(40)	865	2,130
Other non-cash expenses, net	(1,205)	(644)	338	(2,017)	1,067
Proceeds from sale of technology and other	(3,800)	(3,250)	—	(11,349)	—
Changes in operating assets and liabilities, net of effect of acquisitions	(22,542)	(11,511)	(9,363)	(40,991)	(42,788)

Net cash provided by (used for) operating activities	(385)	8,957	(883)	5,566	(16,693)

Cash flows from investing activities:
Purchases of property and equipment, net	(2,169)	(2,686)	(3,046)	(8,174)	(8,067)
Purchases of intangible assets	—	—	—	—	(450)
Acquisitions, net of cash acquired	(113,915)	—	(5,190)	(113,915)	(52,588)
Proceeds from sale of technology and other	3,800	3,250	—	11,349	—
Proceeds (purchases) of investments, net	(9,301)	(129,734)	6,386	(151,249)	16,199
Restricted cash and investments, and non-marketable securities	2,042	—	1,938	4,158	781

Net cash provided by (used for) investing activities	(119,543)	(129,170)	88	(257,831)	(44,125)

Cash flows from financing activities:
Net proceeds from issuance of common stock	19,763	285,348	4,295	319,350	11,217

Cash provided by financing activities	19,763	285,348	4,295	319,350	11,217

Effect of exchange rates on cash and cash equivalents	—	—	(676)	—	(61)

Net increase (decrease) in cash and cash equivalents	(100,165)	165,135	2,824	67,085	(49,662)
Cash and cash equivalents at beginning of period	293,712	128,577	100,983	126,462	153,469

Cash and cash equivalents at end of period	$193,547	$293,712	$103,807	$193,547	$103,807

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